UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 16, 2019

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

          (816) 713-8800

Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2019, U.S. PREMIUM BEEF, LLC, a limited liability company formed under the laws of the State of Delaware and COBANK, ACB ("CoBank") entered into a "Amended and Restated Revolving Term Supplement" (the "Amendment").  The Amendment was executed on August 16, 2019.  The Amendment amends, replaces and supersedes the Amended and Restated Revolving Term Supplement dated June 13, 2017 to the Master Loan Agreement entered into by CoBank and U.S. Premium Beef, LLC on July 26, 2011, as amended from time to time.

The Amendment provides for a reduction in the amount available under the Commitment from $5 million to $1 million and reduces the Commitment Fee from 0.25% to 0.0% per annum.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Revolving Term Supplement between U.S. Premium Beef, LLC and CoBank, ACB dated August 16, 2019

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville
Stanley D. Linville
Chief Executive Officer

Date:   August 20, 2019

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